EMPLOYMENT CONTINUITY AGREEMENT


  AGREEMENT by and between O'SULLIVAN CORPORATION, a Virginia corporation
(the "Company"), and                    (the "Executive"), dated as of the
3rd day of March, 1997.

  NOW, THEREFORE, in consideration of the mutual undertakings contained in this Agreement, the parties agree as follows:
  The Company's Board of Directors (the "Board") acknowledges that the Executive's contributions to the past and future growth and success of the Company have been and will continue to be substantial. As a publicly held corporation, the Board recognizes that there exists a possibility of a change in control of the Company. The Board also recognizes that the possibility of such a change in control may contribute to uncertainty on the part of senior management and may result in the departure or distraction of senior management from operating responsibilities.

  Outstanding management of the Company is always essential to advancing the best interests of the Company and its stockholders. In the event of a threat or occurrence of a bid to acquire or change control of the Company or to effect a business combination, it is particularly important that the Company's business be continued with a minimum of disruption. The Board believes that the objective of securing and retaining outstanding management will be achieved if the Company's key management employees are given assurances of employment security so they will not be distracted by personal uncertainties and risks created by such circumstances.

  The Board believes that such assurances will secure the continued services of the Company's key operational and management executives in the performance of both their regular duties and such extra duties as may be required of them during such periods of uncertainty, enable the Company to rely on such executives to manage its affairs during any such period with less concern for their personal risks, and enhance the Company's ability to attract new key executives as needed.

  The Compensation and Stock Option Committee (the "Committee") of the Board has recommended, and the Board has approved, entering into employment agreements with the Company's key management executives in order to achieve the foregoing objectives; and the Executive is a key management executive of the Company.

  The Company and the Executive enter into this Agreement to induce the Executive to remain an employee of the Company and to continue to devote Executive's full energy to the Company's affairs.

     1.     Certain Definitions.

(a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Notwithstanding, anything in this Agreement to the contrary, if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (2) otherwise arose


                                      45
in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

(b) The "Change of Control Period" is the period commencing on the date of this Agreement and ending on the third anniversary of such date; provided, however, that commencing on the date that is one year after the date of this Agreement, and on each annual anniversary of such date (such date and each annual anniversary is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

     2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control;

(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection


                                      46
with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

(c) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

(d)  (i) a complete liquidation or dissolution of the Company or
(ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the first anniversary of such date (the "Employment Period").

     4.     Terms of Employment.

(a)  Position and Duties.

(i) During the Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date. The Executive's services shall be performed during the Employment Period at the location where the Executive was employed immediately preceding the Effective Date or any other location less than 35 miles from such location.


                                      47
(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions, and manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

(b)  Compensation.

(i)  Base Salary.  During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies for the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase, and the term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. For purposes of this Agreement, the term "affiliated companies" includes any company controlled by, controlling or under common control with the Company.

    (ii)	Annual Bonus.  In addition to Annual Base Salary, the
Executive shall be awarded, for each fiscal year beginning or ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash of an amount not less than the total amount of the bonuses paid to the Executive during the twelve-month period immediately preceding the Effective Date (the "Pre-Change Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded.




                                      48
(iii)	Employee Benefit Plans.  In addition to Annual Base
Salary and Annual Bonus, the Executive (and, to the extent applicable, the Executive's dependents) shall be entitled to participate during the Employment Period in all employee benefit plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, including, but not limited to, stock and cash incentive, profit sharing, savings and retirement, deferred compensation, medical, dental, disability, and life insurance (including split dollar life insurance) plans, practices, policies and programs. However, in no event shall such plans, practices, policies and programs provide the Executive with benefits, in each case, that are less favorable, in the aggregate, than (A) the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or (B) if more favorable to the Executive, those provided at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

(iv)	Expenses.  During the Employment Period, the Executive
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

(v)	Fringe Benefits.  During the Employment Period, the
Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

(vi)	Office and Support Staff.  During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

(vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer incentives of the Company and its affiliated
companies.
                                      49
     5.     Termination of Employment.

(a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day following receipt of such notice by the Executive (the
"Disability Effective Date"), provided that the Executive has not returned to full-time performance of the Executive's duties within the 30 days after receipt of such notice. For purposes of this Agreement, "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

(b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" means (i) an action taken by the Executive involving willful and wanton malfeasance involving a wholly wrongful and unlawful act, or (ii) the Executive being convicted of a felony.

(c)  	Good Reason.  The Executive's employment may be
terminated during the Employment Period by the Executive
for Good Reason.  For purposes of this Agreement, "Good
Reason" means (i) the assignment to the Executive of any
duties inconsistent in any respect with the Executive's
position (including status, offices, titles and reporting
requirements), authority, duties or responsibilities as
contemplated by Section 4(a) of this Agreement, or any
other action by the Company which results in a diminution
in such position, authority, duties or responsibilities,
excluding for this purpose an isolated, insubstantial and
inadvertent action not taken in bad faith and which is
remedied by the Company promptly after receipt of notice
thereof given by the Executive; (ii) any failure by the
Company to comply with any of the provisions of Section
4(b) of this Agreement, other than an isolated,
insubstantial and inadvertent failure not occurring in bad
faith and which is remedied by the Company promptly after
receipt of notice thereof given by the Executive; (iii) the
Company's requiring the Executive to be based at any office
or location other than that described in Section 4(a)(i) of
this Agreement; (iv) any purported termination by the
Company of the Executive's employment otherwise than as
expressly permitted by this Agreement; or (v) any failure
by the Company to comply with and satisfy Section 11(c) of
this Agreement.  For purposes of this Agreement, any good
faith determination of Good Reason made by the Executive
shall be conclusive.                  50

(d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision of this Agreement upon which the termination is based upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). In the case of a termination of the Executive's employment for Cause, a Notice of Termination shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board the Executive was guilty of conduct constituting
Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.

(e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified in such notice, as the case may be;
provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.     Obligations of the Company upon Termination.

(a) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the following obligations:

(i) payment of the Executive's Annual Base Salary through the Date of Termination to the extent not already paid;


                                      51
(ii) payment of the product of (A) the greater of (1) the largest Annual Bonus paid or payable (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) during the Employment Period, if any, and (2) the Pre-Change Annual Bonus and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and

(iii) payment of any compensation previously deferred at the election of the Executive (together with any accrued interest thereon) and not yet paid by the Company (other than pursuant to a qualified cash or deferred arrangement within the meaning of
Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code)) and any accrued vacation pay not yet paid by the Company.

The amounts described in paragraphs (i), (ii) and (iii) above are hereafter referred to as "Accrued Obligations". All Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding anything in this Agreement to the contrary, the Executive's estate and family shall be entitled to receive benefits at least equal to the most favorable benefits provided generally by the Company and any of its affiliated companies to the estates and surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect generally with respect to other peer executives and their estates and families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's dependents, as in effect on the date of the Executive's death generally with respect to other peer executives of the Company and its affiliated companies and their dependents.

(b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding anything in this Agreement to the contrary, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's dependents, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their dependents.



                                      52
(c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent unpaid. If the Executive terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum cash payment within 30 days of the Date of Termination.

(d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or if the Executive shall terminate employment under this Agreement for Good Reason:

(i) The Company shall pay to the Executive a lump sum cash payment within 30 days after the Date of Termination equal to the sum of the following amounts:

A. the amounts described in Sections 6(a)(i) and 6(a)(iii);

B. the largest Annual Base Salary paid or payable to the Executive during the Employment Period (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months);
and

C. the greater of (1) the largest Annual Bonus paid or payable (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) during the Employment Period, if any, and (2) the Pre-Change Annual Bonus.

(ii) The Company shall continue the automobile allowance that is in effect for the Executive as of the Date of Termination for the twelve-month period immediately following the Date of Termination.

     7. Completion of the Employment Period. If the Executive continues in the employment of the Company from the Effective Date to the last day of the Employment Period, the Company shall pay to the Executive a lump sum cash payment equal to the largest Annual Base Salary paid or payable to the Executive during the Employment Period (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) within 30 days after the last day of the Employment Period.

     8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any


                                      53
benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies (such as the Executive's Salary Continuation Agreement with the Company, if any). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

     9. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive (unless a court of competent jurisdiction determines that the Executive acted in bad faith in initiating the contest), or others concerning the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     11.     Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to

                                      54
all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12.     Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

	If to the Executive:


 If to the Company:




or to such other address as either party shall have furnished to the other in writing in accordance with the provisions of this
Section 12(b). Notice and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) The Executive's failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive may have hereunder, including, without limitation, the right to terminate employment for Good Reason pursuant to
Section 5(c)(i)-(v), shall not be deemed to be a waiver of such provision or right or any other provision or right thereof.

(f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter



                                      55
hereof. Until the Effective Date, and subject to the terms of any other employment agreement between the Executive and the Company, the Executive shall continue to be an "employee at will".


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.

                                          O'SULLIVAN CORPORATION


                                       By:___________________________


                                          EXECUTIVE


                                       By:____________________________








































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